EXHIBIT 10.1

AMENDMENT NO. 2 TO
THE PMI GROUP, INC.
2005 OFFICER DEFERRED COMPENSATION PLAN
(September 19, 2007 Restatement)

THE PMI GROUP, INC., having adopted The PMI Group, Inc. 2005 Officer Deferred Compensation Plan (the “Plan”) effective as of January 1, 2005, having amended and restated the Plan effective as of September 19, 2007, and having further amended the restated Plan effective as of February 20, 2008, hereby again amends the restated Plan as follows:

1. Effective as of September 19, 2007, the first sentence of Section 1.15 is amended to read as follows:

“1.15 “Eligible Employee” means (a) effective before September 19, 2007, an employee of an Employer who holds office at the level of Vice President or above, including any Assistant Vice President or Field Vice President, and (b) effective on or after September 19, 2007, an employee of an Employer who holds office at the level of Vice President or above, including any Assistant Vice President or Field Vice President, upon the next Entry Date after his or her initial hire or promotion (as the case may be).”

2. Effective as of September 19, 2007, the first sentence of Section 1.26 is amended by deleting the word “Retirement” therefrom and substituting the word “retirement” therefor.

3. Effective as of September 19, 2007, the first sentence of Section 2.1.2(a)(i) is amended by deleting the phrase “to the level of Vice President or above, including any Assistant Vice President or Field Vice President” therefrom.

4. Effective as of January 1, 2005, the first sentence of Section 4.1 is amended by deleting the phrase “all Compensation Deferrals made by the Participant during such Plan Year” therefrom and substituting the phrase “the Base Salary deferral(s) (if any) made by the Participant during the Plan Year, the Bonus deferral(s) (if any) made by the Participant during the Plan Year” therefor.

5. Effective as of May 1, 2007, Section 5.5 is amended in its entirety to read as follows:

“5.5 Special Rule for Separation from Service. Subject to the provisions of Sections 5.3 and 5.6:

(a) In the case of a Participant who incurs a Separation from Service and who, pursuant to Section 3, has elected to receive his or her vested Account balance upon his or her Separation of Service (an “Applicable Participant”), a distribution of the vested balance credited to the Account shall be made or commenced on the Payment Date that immediately follows the Applicable Participant’s Separation from Service or as soon as administratively practicable thereafter, and in the form of payment elected by the Participant pursuant to Section 3; provided, however, that any scheduled installment payments that remain to be paid on January 31 of the second calendar year immediately following the year in which the Participant incurred the Separation from Service automatically will be distributed to him or her in a lump sum cash payment on that date or as soon as administratively practicable thereafter.

(b) In the case of a Participant who is not an Applicable Participant and who incurs a Separation from Service, a distribution of the vested balance (if any) credited to the Participant’s Account shall be made in a lump sum cash payment on January 31 of the second calendar year immediately following the year in which the Participant incurred the Separation from Service or as soon as administratively practicable thereafter; provided, however, that any vested Company Contributions or vested Predecessor Plan Contributions credited to the Participant’s Account shall be paid in whole Shares (with the balance, if any, in cash).

(c) Any amount to be distributed pursuant to the foregoing provisions of this Section 5.5 shall continue to be credited (or debited) with deemed investment returns, gains and losses in accordance with Section 3.4 until the date of payment.”

6. Effective as of January 1, 2005, a new Section 5.13 is added immediately after Section 5.12 to read as follows:

“5.13 Designated Payment Date. Notwithstanding any contrary Plan provision, any payment that is scheduled to be made to a Participant under the Plan on a Payment Date or anniversary thereof (the “Designated Payment Date”) shall be made no later than (a) the end of the Participant’s taxable year that includes the Designated Payment Date, or (b) if later, the fifteenth (15th) day of the third calendar month immediately following the Designated Payment Date. In no event, however, shall the Participant be permitted, directly or indirectly, to designate the taxable year of such payment.”

IN WITNESS WHEREOF, The PMI Group, Inc., by its duly authorized officer, has executed this Amendment No. 2 to the restated Plan as of the date specified below.

THE PMI GROUP, INC.

Date: November 20, 2008	By /s/ Charles Broom

Charles Broom Senior Vice President, Human Resources